UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2017

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2017, Werner Cautreels, Ph.D. notified Selecta Biosciences, Inc. (the “Company”) of his planned retirement as the Company’s President and Chief Executive Officer, to be effective December 31, 2018. In connection with Dr. Cautreels anticipated retirement, Omid Farokhzad, M.D., has been appointed to serve as the Chairman of the Board of Directors of the Company, effective December 31, 2017.

Item 8.01. Other Events.

On January 2, 2018, the Company issued a press release announcing that an investigational new drug (“IND”) application has been accepted by the U.S. Food and Drug Administration (“FDA”) for a combination therapeutic candidate consisting of LMB-100 and SVP-Rapamycin (the Company’s SEL-403 product candidate) for the treatment of mesothelioma.

With the FDA acceptance of the IND, the Company and the National Cancer Institute (“NCI”), part of the National Institutes of Health, are planning a dose-escalating Phase 1 trial of LMB-100 and SVP-Rapamycin in patients with malignant pleural or peritoneal mesothelioma who have undergone at least one regimen of chemotherapy. Patients will receive up to four treatment cycles of the combination product candidate. The primary objective of the trial will be to evaluate the safety and tolerability of the combination therapeutic candidate in the study population. Additional objectives include the measurement of anti-drug antibodies and an objective response rate assessment. Enrollment of up to 18 patients is expected to begin at NCI during the first quarter of 2018.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our plans and expectations surrounding the initiation and timing of our Phase 1 clinical trial of SEL-403 in mesothelioma, and our expectations regarding Dr. Cautreels’ retirement. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; the unproven approach of our SVP technology; undesirable side effects of our product candidates; our reliance on third parties to manufacture our product candidates and to conduct our clinical trials; our inability to maintain our existing or future collaborations or licenses; our inability to protect our proprietary technology and intellectual property; potential delays in regulatory approvals; our dependence on our ability to retain key executives and to attract, retain and motivate qualified personnel; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 7, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: January 2, 2018	By:	/s/ Werner Cautreels
Werner Cautreels, Ph.D.
President and Chief Executive Officer